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August 20, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of FlashNet Communications, Inc.'s Form 8-K dated August 20, 1999.

Yours very truly,

Deloitte & Touche LLP